Exhibit 99.1

Legacy Acquisition Corp. Announces Stockholder Approval of Extension to Consummate a Business Combination

New York, NY, May 19, 2020 (GLOBE NEWSWIRE) -- Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded Special Purpose Acquisition Company, announced today that, at Legacy’s special meeting of stockholders (the “Special Meeting”) held virtually at 4:30 pm Eastern Time on May 18, 2020, its stockholders approved an amendment to Legacy’s amended and restated certificate of incorporation, as amended by that amendment to the amended and restated certificate of incorporation, dated October 22, 2019 (the “Charter Amendment”) to extend the date by which Legacy has to consummate a business combination (the “Extension”) from May 20, 2020 to November 20, 2020. At the Special Meeting, Legacy’s stockholders also approved an amendment to Legacy’s investment management trust agreement, dated as of November 16, 2017, as amended by that amendment no. 1 to investment management trust agreement, dated October 22, 2019, between Legacy and Continental Stock Transfer & Trust Company (the “Trust Amendment”), to extend the date on which commence liquidating the trust account established in connection with Legacy’s initial public offering in the event Legacy has not consummated a business combination from May 20, 2020 to November 20, 2020.

In connection with the Extension, Legacy estimates that stockholders elected to redeem approximately 23,180,000 shares of Legacy’s Class A common stock, par value $0.0001 per share (the “public shares”), issued in Legacy’s initial public offering. As a result, Legacy estimates that an aggregate of approximately $242,462,800.00 (or approximately $10.46 per share) will be removed from Legacy’s trust account to pay such stockholders. Following such redemptions, approximately 6,120,000 public shares will remain issued and outstanding.

As was previously indicated in a press release dated May 8, 2020 and a related proxy statement supplement filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020, because the Extension Amendment was approved, Legacy will make a cash contribution (“Contribution”) to the trust account in an amount equal to $0.02 for each public share that was not redeemed in connection with the stockholder approval of the Extension Amendment for each month of the Extension (or approximately $122,400.00 per month after giving effect to redemptions). The Contribution will not accrue interest and the aggregate amount of the Contribution will be calculated and paid in full at the closing from the proceeds of the business combination.

Important Information About the Business Combination and Where to Find It

In connection with the business combination contemplated by the Amended and Restated Share Exchange Agreement (the “Business Combination”), Legacy filed a definitive proxy statement on Schedule 14A (the “Business Combination Proxy”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2020. In connection with the solicitation of the registered holders of Legacy’s public warrants to consent to proposed amendments to Legacy’s Warrant Agreement (the “Warrant Amendments”), Legacy filed a definitive consent solicitation statement on Schedule 14A (the “Warrant Consent Solicitation”) with the SEC on May 15, 2020. Additionally, in connection with another extension of the deadline by which Legacy must complete its business combination (the “Deadline Extension”), Legacy filed a definitive proxy statement on Schedule 14A (the “Extension Proxy”) with the SEC on April 21, 2020. Legacy’s stockholders and other interested persons are advised to read the Business Combination Proxy, as well as the Warrant Consent Solicitation and the Extension Proxy and the amendments thereto and other relevant materials to be filed, respectively, in connection with the Business Combination, the Warrant Amendments and the Deadline Extension with the SEC, including documents incorporated by reference therein, as these materials contain important information with respect to the Business Combination, the Warrant Amendments and the Deadline Extension. The definitive proxy statement and other relevant materials for the Business Combination and the Deadline Extension were mailed to stockholders of Legacy as of March 20, 2020 and April 6, 2020, respectively. The definitive proxy statement and other relevant materials for the Warrant Amendments were mailed to warrant holders of Legacy as of March 20, 2020. Warrant holders and stockholders are also able to obtain copies of the Business Combination Proxy, the Warrant Consent Solicitation and the Extension Proxy, as well as other documents filed with the SEC incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s stockholders with respect to the Business Combination and Deadline Extensions and consents from Legacy’s warrant holders with respect to the Warrant Amendments. A list of the names of those directors and executive officers and a description of their interests in Legacy is contained in the Definitive Business Combination Proxy filed with the SEC, the Warrant Consent Solicitation and the Extension Proxy and in Legacy’s proxy statement for its 2019 Annual Meeting that was filed with the SEC on November 22, 2019 and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the definitive proxy statement that Legacy intends to file with the SEC in connection with the Business Combination when available.

The Seller, Blue Focus Intelligent Communications Group, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in Legacy’s definitive proxy statement that will be filed with respect to the Business Combination.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the expected redemptions of public shares, the expected Contributions and their timing of payment in respect of the public shares that were not redeemed in connection with the Extension Amendment and the anticipated redemption price of our public shares if Legacy takes the full time through November 20, 2020 to complete an initial business combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and the Blue Impact business’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Share Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the Share Exchange Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (7) costs related to the proposed Business Combination; (8) changes in applicable laws or regulations; (9) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed Business Combination; (10) the ability of the Blue Impact business to ameliorate or otherwise mitigate its existing material weaknesses and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future; (11) the inability to obtain stockholder approval of the Extension Amendment and to implement the Extension; (12) the uncertainties regarding the impact of COVID-19 on the Blue Impact business and the completion of the Business Combination; and (13) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, the Extension Amendment and the Extension and in Legacy’s other filings with the SEC. Legacy cautions that the foregoing list of factors is not exhaustive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Press Release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Press Release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Investors:

Jacques Cornet

ICR

Jacques.cornet@icrinc.com

Media:

Phil Denning

ICR

Phil.denning@icrinc.com

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